       AGREEMENT REGARDING EMPLOYMENT, TRADE SECRETES, INVENTIONS, AND
                                  COMPETITION

     This Agreement regarding Employment, Trade Secrets, Inventions, and Competition ("Agreement") is made and entered into effective May 26, 1997, by and between MONTEREY PASTA COMPANY, a Delaware corporation (the "Company") and Lance Hewitt ("Executive").

                                 WITNESSETH

     WHEREAS, the Company is a Delaware corporation with its office located at 1528 Moffett Street, Salinas, California, 93805.

     WHEREAS, the Company desires to employ Executive as its President and Chief Executive Officer, and Executive has agreed to accept such employment upon the terms set forth herein; and

     NOW, THEREFORE, in consideration of the promises contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

     1. DUTIES. Subject to the terms and conditions below, the Company hereby employs Executive and Executive accepts such employment. Initially, Executive shall be given the title of President and Chief Operating Officer. On July 31, 1997, Executive will become the President and Chief Executive Officer of the Company. Upon execution of this Agreement, all Company operating decisions are the responsibility of Executive. The interim Chief Executive Officer, Kenneth Steel, may not alter any of Executive's duties or responsibilities without approval from a written majority of the Board of Directors after a duly constituted meeting. Kenneth Steel will, however, be available to Executive to provide transitional information to Executive at the request of Executive. During employment, the Executive agrees to devote his full-time attention, energies and his best efforts to further the Company's business with respect to such duties and services of an executive, administrative, and managerial nature as shall be specified and designated from time to time by the Company or its designated representative and which are of the type of duties normally performed by a Chief Executive Officer of a company of similar size and condition. The Executive will report directly to the Company's Board of Directors and will promptly perform all duties and tasks as may be directed by said Board.

     2. AT-WILL EMPLOYMENT. The Parties acknowledge and agree that Executive's employment is at-will and that either the Company or Executive may, at any time, with or without cause and with or without notice, terminate the employment relationship, including all compensation and benefits under this Agreement. It is the express intent of the parties that Executive be employed at-will; nothing in this Agreement or the relationship between the parties now or in the future may be construed or interpreted to create an employment relationship for a specific length of time or a right to continued employment. Notwithstanding any termination of the parties' employment relationship, this Agreement shall remain a valid and enforceable contract with respect to all remaining provisions, including but not limited to the terms and provisions contained in Paragraphs 7 through 10.

     3. COMPENSATION. The Company agrees to pay Executive a base salary ("Salary") in the gross amount of One Hundred Seventy-five Thousand Dollars ($175,000.00) annually (less deductions required by law or lawfully authorized by Executive), payable in accordance with the Company's procedures, as from time to time amended, regarding the payment of compensation to senior management personnel. Provided Executive completes one full year of service at the Company, Executive will receive a 35% bonus for completing this first year of employment as President and Chief Executive Officer. For every year of employment thereafter, Executive shall receive a bonus equal to 15% of his Salary should the Company achieve Plan Income (defined as the annual operating plan income as approved by the Board of Directors), and an additional 20% of his Salary for exceeding Plan Income by 10%. Executive shall also receive 50,000 stock options for the stock of the Company at the first anniversary date of the execution of this Agreement, and 50,000 additional stock options on the second anniversary date of execution of this Agreement. Executive may also receive, at the sole discretion of the Board of Directors, an additional 200,000 stock options during the first two
(2) years of employment, which shall be allocated as follows: (i) 120,000 options for achieving agreed upon business goals in the first year, and 80,000 options for achieving agreed upon business goals for the second year. The first year goals shall be set by the Board of Directors within the first 30 days of Executive's employment. Such business goals shall be aggressive, but reasonable. Executive shall be allowed to present such goals to the Board. Each year, Executive shall present his business goals to the Board for Board approval. The option price for all options granted herein shall be closing price of the stock on the day this Agreement is executed by the Executive and the Company. Except as expressly provided herein, Executive understands and agrees that his compensation under this Paragraph 3 will constitute the full and exclusive monetary consideration and compensation for all services rendered by Executive and performance of all his promises and obligations hereunder.

     4. FRINGE BENEFITS. Executive may participate in all employee benefit policies and plans for which Executive is eligible in accordance with the terms of each such program, policy or plan, that the Company shall make available from time to time at its sole discretion to its senior management personnel. Executive's rights under any benefits policies or plans now in force or later adopted by the company shall be governed solely by the terms of such policies or plans. Executive acknowledges and agrees that the Company and its designated benefit plan administrators have the exclusive authority and discretion to determine all issues of eligibility and all questions of interpretation of each Company benefit plan, program or policy. The following is a list of current benefits that the Company will make available to the
Executive:


            a. medical and dental insurance and disability insurance of such coverage as shall be not less than that provided to other eligible senior management personnel, with a $100 deductible on medical insurance and a $50 deductible on dental insurance at no cost to Executive:

            b. One week's paid vacation accrued for every three months of employment;

            c. participation in the Company's retirement plan; to be defined by the Monterey Pasta Compensation Committee within the next 60 days.

            d. term life insurance equal to twice the base salary of Executive.

            e. coverage under all applicable Company insurance policies, including directors and officer insurance. Employee is to be fully indemnified up to limits of California law against any litigation brought as a result of Company business.

     5. OTHER COMPENSATION. Executive understands and agrees that any additional compensation awarded to him, whether as a bonus, opportunity to acquire stock, or other form of additional compensation, shall rest in the sole discretion of the Board of Directors, and that by his employment hereunder, Executive shall not earn or accrue any right to additional compensation.

     6. BUSINESS EXPENSES. Subject to the Company's policies and procedures regarding corporate expenses as may be from time to time be established or changed by the Company at its sole discretion, the Company will reimburse Executive for all substantiated reasonable travel and out-of-pocket expenses incurred or directly attributable to Executives execution of his duties under this Agreement, including a $750 per month car allowance, which includes the costs of insurance. Executive understands and agrees to provide the Company with appropriate documentation of any such expenses in accordance with Company policies and procedures. In addition, should Executive relocate his principal residence from Los Gatos, California to the Salinas/Monterey area within the first two (2) years of employment hereunder, Company shall reimburse Executive for all reasonable relocation costs and expenses.

     7. INVENTIONS AND PATENTS. Executive agrees that all inventions, innovations, discoveries, improvements, developments, methods, designs, analyses, drawings, reports, and all similar or related imformation that Executive has conceived or made or may conceive or make during his employment herunder that relate to the Company's actual or anticipated business, systems, research and development or existing or future products or services, including but not limited to new contributions, improvements, ideas and discoveries, whether patentable or not ("Work Product"), shall be the sole and exclusive property of the Company, and Executive shall assign, and hereby does assign, to the Company the Executive's entire right, title and interest in and to all such Work Product. Executive will promptly disclose and assign to the Company any such Work Product and perform all actions reasonably requested by the Company to establish and conform the Company's ownership. The obligations outlined in this Paragraph 7, except for the requirement as to disclosure, do not apply to any invention that qualifies fully under California Labor Code Section 2870. The Company agrees that any inventions, discoveries or ideas that Executive has created or possesses prior to his employment hereunder, and that are specified in Appendix A to this Agreement signed by Executive and the Company, will not be considered to be the property of the Company.

     8. CONFIDENTIAL INFORMATION. Executive acknowledges and agrees that the information, observations and data obtained by him during the course of his performance under this Agreement the Company as confidential information with procedures designed to ensure secrecy and none of which is readily available to the public. Executive acknowledges and agrees that this information constitutes the Company's trade secrets and that the Company has spent and spends substantial time, effort and resources in discovering, creating, and/or protecting its trade secrets. Executive agrees that he will not disclose to any unauthorized persons or use for his own account or for the benefit of any party other than the Company any of such confidential trade secret information, either during employment hereunder or at any time thereafter without the Board of Directors' written consent. Executive acknowledges and agrees that the reasons for the requirements of confidentiality and secrecy in this Paragraph 8 are that the totality and combination of this information and material gives the Company a competitive advantage not possessed by the Company's competitors, is a part of the good will of the Company's business, and is the sole property of the Company.

     9. COMPANY PROPERTY. Executive agrees to deliver to the Company at the termination of his employment, or at any other time that the Company may request, all files, documents, memoranda, notes, plans, records, reports, inventions, equipment and similar items, including any and all abstracts, copies and/or summaries thereof, relating to the business of the Company that he may then possess or have under his control. Executive acknowledges and agrees that all such information or material is and shall remain exclusively the property of the Company and shall be removed from the premises of the Company only with prior written consent of the Board of Directors. Executive agrees that he shall not use or retain possession, custody or control of any such Company property at any time following termination of Executive's employment hereunder.

     10.  NON-COMPETITION AND RELATED AGREEMENTS

     a. In further consideration of the compensation to be paid to Executive hereunder and the severance compensation provided in Paragraph 14b below, Executive agrees that during the period commencing as of the effective date hereof and ending of the second anniversary of the date of termination of his employment with the Company (the "Noncompetition Period"), he will not directly or indirectly (whether as Executive, director, owner, stockholder, consultant, partner (limited, general or otherwise) engage in any business similar to the Company as now conducted, or as previously conducted, or have any interest, directly or indirectly in any such business, within the counties of the State of California, it being agreed that the Company presently carries on substantial business in those counties; provided, however, that nothing herein will prevent Executive from owning 1% or less of the outstanding stock of any class of a corporation that is publicly traded, so long as Executive does not have any participation in the conduct of the business of such corporation.

     b. The Agreement contained in this Paragraph 10 is intended as an Agreement authorized by Section 16601 of the California Business and Professions Code as it exists as of the date of this Agreement. If, at the time of enforcement of any provisions of Paragraph 10a above, a court holds that the restrictions stated therein go beyond the scope of restrictions allowed under Section 16601, the parties hereto agree that the maximum period, scope or geographical area allowable under Section 16601 will be substituted for the stated period, scope or area.

     c. During the Noncompetition Period, Executive shall not (i) induce or attempt to induce any other employee of the Company to leave the employ of the Company, or (ii) in any way interfere with the relationship between the Company and any other employee of the Company, or induce or attempt to induce any customer, supplier, licensee, or other business relation of the Company to cease doing business with the Company, or in any way interfere with the relationship between any customer, supplier or other business relation and the Company.

     d. Executive agrees that the covenants made in this Paragraph 10 shall be construed as an Agreement independent of any other provisions of this Agreement, and shall survive the termination of Executive's employment under this Agreement. Moreover, the existence of any claim or cause of action of Executive against the Company or any of its affiliates, whether or not predicated upon the terms of this Agreement, shall not constitute a defense to the enforcement of this covenant.

     e. The Company and Executive further agree that in the event the Executive violates the provisions contained in Paragraph 10 hereof, and the Company brings an action against the Executive to enforce such provisions, payment of Executive's salary, benefits and severance shall be suspended, without penalty to the Company, pending the outcome of such litigation or arbitration. If it is determined by a court of competent jurisdiction or arbitrator that Executive breached this Agreement, Executive's right to severance shall cease.

     11. WAIVER. The failure of either party to insist, in any one or more instances, upon performance of the terms or conditions of this Agreement shall not be construed as a waiver or a relinquishment of any right granted hereunder or of the future performance of any such term, covenants or condition.

     12.  SUBMISSION TO JURISDICTION; ARBITRATION

     a. Any action initiated by the Company seeking specific performance or other equitable relief in connection with any breach or violation of this Agreement may be maintained in any federal or state court having jurisdiction over Monterey County, California. The parties hereby submit themselves to the jurisdiction of any such court for the purpose of resolving all such actions, waive any objections to the service of any such court, and agree not to challenge the exclusive jurisdiction of such court. Executive and the Company further agree that in the event Executive violates any of the provisions and the Company brings an action against Executive to enforce such provisions, Executive's employment and the Company's payment of salary and benefits shall cease, without penalty to the Company, pending the outcome of such action or, if the parties submit any such claim to arbitration hereunder pending the outcome of such arbitration.

     b. Except as provided in Paragraph 12a hereinabove, in the event that there is any dispute arising out of Executive's employment with the Company, the termination of that employment, or arising out of this Agreement, whether such dispute gives rise or any give rise to a cause of action in contract or tort or based on any other theory or statute, including but not limited to the California Fair Employment & Housing Act, Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act, the Americans with Disabilities Act, or any other act or statute, Executive and the Company agree that exclusive recourse shall be to submit any such dispute to final and binding arbitration pursuant to the provisions of Title 9 of Part III of the California Code of Civil Procedure, commencing at Section 1280, or any successor or replacement statutes, upon a request submitted in writing in accordance with the notice provisions of this Agreement to the other party to this Agreement within one (1) year of the date of dispute arose, or, in the case of a dispute arising out of the termination of Executive's employment was terminated. The failure timely to request arbitration hereunder shall constitute a complete waiver of all rights to raise any claims in any forum, arising out any dispute described herein. The one (1) year limitations period within which to request arbitration shall not be subject to tolling, equitable or otherwise.

     c. The Company and Executive further agree that in arbitration, the exclusive remedy for alleged violation of this Agreement or the terms, conditions, or covenants of employment, and for any harm alleged in connection with any dispute subject to arbitration hereunder (including, without limitation, causes of action arising in tort), shall be a money award not to exceed the amount of actual damages for breach of contract, less any proper offset or mitigation of such damages, and the parties shall not be entitled to any other remedy at law or in equity, including but not limited to other money damages, specific performance, and/or injunctive relief.

     d. Prior to submitting any dispute to arbitration hereunder, the parties shall attempt to settle such dispute themselves. If the parties cannot settle the dispute, the parties will use best efforts for a period of fifteen (15) days following delivery of the written request for arbitration to the other party to agree upon a mutually acceptable attorney to act as a neutral arbitrator of such claim or dispute. If the parties are not able to agree on a mutually acceptable arbitrator within the foregoing fifteen (15) day period, each party will designate an attorney, and the two attorneys so designated shall select a third attorney to act as a neutral arbitrator of such dispute. The decision of any arbitrator selected in accordance with this Paragraph will be final and binding upon the parties. The fees of any arbitrator will be borne by the parties hereto equally. The fees of any attorney designated by a party for purposes of selecting an arbitrator will be borne by such party. Any arbitration hereunder shall be held in Monterey County, California. The arbitrator shall not have the power to alter, amend, or modify any of the provisions of this Agreement. Nothing herein shall be construed to abridge any party's rights and remedies under state workers' compensation statutes.

     13. SALE, CONSOLIDATION, OR MERGER. In the event of (i) any consolidation or merger of the Company with or into another corporation or entity, or (ii) the sale of substantially all of the operating assets of the Company to another corporation, entity or individual (collectively, a "Sale"), the Company may assign its rights and obligations under this Agreement to its successor-in-interest, and such successor-in-interest shall be deemed to have acquired all rights and assumed all obligations of the Company hereunder. In the event of the occurrence of a Sale, Executive shall be entitled to receive the Severance Compensation as defined in Paragraph 14b of this Agreement if his employment is terminated. Executive shall become fully and immediately vested in all stock options in the event of a Sale. In the event Executive's services are continued after a Sale, Executive's options shall be fully and immediately vested and Executive's severance benefits will continue for a period of 12 months after sale.

         14.  TERMINATION OF EMPLOYMENT.

              a. TERMINATION OF EMPLOYMENT FOR CAUSE. The Executive shall not be entitled to any Severance Compensation (as defined in Paragraph 13b below) if the Company terminates Executive's employment hereunder for "cause".

                   "Cause" shall mean (i) Executive's theft or embezzlement, or attempted theft or embezzlement, of money tangible or intangible assets or property of the Company; (ii) any act or acts of moral turpitude by Executive injurious to the interest, property, operations, business or reputation of the Company, or Executive's conviction of a crime the commission of which results in a material injury to the Company; (iii) any acts by Executive that establish Executive's loyalty to a business or other conflict of interest with the Company; (iv) gross negligence or willful misconduct in the performance of Executive's duties (v) conviction of a felony; or (vi) a material breach of this Agreement.

              b. TERMINATION OF EMPLOYMENT OTHER THAN FOR CAUSE. If the Company terminates Executive's employment hereunder other than for "cause" as defined in Paragraph 14a herein, the Company will pay Executive severance compensation in a total gross amount equal to one (1) year of the Executive's Base Salary, and all fringe benefits at the time of termination of employment (less lawful deductions) to be paid in equal pro rata installments in accordance with the Company's then current schedule for the payment of compensation to senior management personnel until said sum is paid in full ("Severance Compensation"). Said payments are subject to the terms contained in Paragraphs 10 and 12 herein.

              c. VOLUNTARY TERMINATION BY EXECUTIVE. If Executive voluntarily terminates his employment, he shall not be entitled to any Severance Compensation.

         15.  EFFECT OF DEATH OR DISABILITY.

              a. EXECUTIVE'S DEATH. This Agreement shall terminate upon the death of Executive. In the event of Executive's death, the Company will pay Executive's estate a death benefit in an amount equal to six (6) months Salary then in effect at the time of Executive's death in addition to any other benefits that the Company is obligated to pay pursuant to any benefit plan or program in which Executive was a participant immediately prior to his death. In the event of Executive's death, no other payments or benefits will be due to Executive's estate, his designated beneficiary, or any other person on behalf of Executive, including but not limited to payments pursuant to the provisions of Paragraph 13b.


              b.   EXECUTIVE'S DISABILITY.

                   (i) If Executive shall become disabled due to non-work
              related causes ("Disabled"), Executives employment shall terminate, and the Company will pay Executive an amount equal to six (6) months Salary then in effect at the time Executive becomes Disabled. Said payments will be made in periodic, equal installments in accordance with the Company's schedule for payment of compensation to its senior management personnel. The Company will also continue to provide Executive with health insurance coverage provided to other senior management personnel for a period of six (6) months following the date on which Executive becomes Disabled. In the event Executive becomes Disabled, no other payment or benefits will be paid to the Executive, including but not limited to payments pursuant to Paragraph 13b or Paragraph 14a.

              (ii) The Company shall deduct from the amounts paid to Executive under this Paragraph 15b, any amounts actually paid to Executive pursuant to any Company sponsored benefit plan or program or any benefits paid to Executive by the federal or state government (or any agency thereof) related to Executive's Disability. Executive agrees, within five (5) days of receipt of such payment, to inform the Company of any payments received that may result in a reduction of his benefits under this Paragraph 15b.

              (iii) For purposes of this Agreement, "Disabled" means Executive's inability due to illness, injury, physical or mental incapacity, or other disability to carry out his duties and obligations hereunder fully and effectively or to participate actively and effectively in the management of the Company for four (4) months total, whether cumulative or consecutive, of a single disability during any 12-month period. If Executive shall not agree with the Company's determination that he is Disabled, the question shall be submitted to a reputable physician selected by the Company, and such physician's decision shall be final and binding. The meaning of "Disabled" herein shall be construed in a manner consistent with the Americans with Disabilities Act.

         16. COMPLETE AGREEMENT. This Agreement embodies the complete agreement and understanding between the parties relating to trade secrets, inventions, employment and competition, and supersedes and prior contemporaneous understandings, agreements or representations by or between the parties, written or oral, express or implied, that relate to the subject matter hereof in any way. Each party hereto acknowledges and agrees that no representations, inducements, promises or agreements, orally or otherwise, have been made by a party or anyone acting on behalf of a party that are not embodied herein and that no other agreement or promise not contained herein, whether oral or written, express or implied, shall be valid or binding.

         17. NOTICES. Any notice provided for in this Agreement shall be in writing and shall be either personally delivered, mailed first class mail (postage prepaid), or sent by facsimile or reputable overnight courier service (charges prepaid) to the recipient at the following addresses (or at such address as the recipient party has specified by prior written notice to the sending party). Notice to the Company shall be to the following:

              Monterey Pasta Company
              1528 Moffett Street
              Salinas, CA 93905

Notice to Executive shall be to Executive's address in the records of the Company at the time of the notice. Each party shall be responsible for keeping such party's address current. Notices will be deemed to have been given hereunder when delivered personally, three days after deposit in the U.S. mail, on the date of delivery by facsimile, and/or one day after deposit with a reputable overnight courier service.

         18. SEVERABILITY. In the event that any provision of this Agreement shall be held to be invalid or unenforceable for any reason whatsoever, it is agreed such invalidity or unenforceability shall not affect any other provision of this Agreement, and the remaining covenants, restrictions and provisions hereof shall remain in full force and effect; any court of competent jurisdiction may so modify any invalid or unenforceable provision to the extent necessary to make it valid and enforceable if the result is consistent with the parties' intent at the time of contracting. The express intention of the parties is that the employment relationship shall be at-will. In the event of any change in the controlling law that would affect the at-will status of Executive's employment relationship with the Company, the parties agree to execute such amendment to this Agreement as may be necessary in the judgement of the Company in insure the at-will status of Executive's employment.

         19. AMENDMENT. This Agreement may not be modified or amended by oral Agreement, or course of conduct, but only by an Agreement in writing signed by the parties hereto.

         20. GOVERNING LAW. The parties agree that this Agreement shall be construed and enforced in accordance with the law of the State of California, excluding its choice of law rules. The parties agree that this Agreement shall be interpreted in accordance with the plain meaning of its terms and not strictly for or against either party.

         21. COUNTERPARTS. This Agreement may be executed in separate counterparts, each of which is deemed to be original an all of which taken together constitute one and the same Agreement.

         22. VOLUNTARY AGREEMENT. Executive and the Company represent and agree that each has reviewed all aspects of this Agreement, has carefully read and fully understands all provisions of this Agreement, and is voluntarily entering into this Agreement. Each party represents and agrees that such party has the opportunity to review any or all aspects of this Agreement with the legal, tax or other advisor or advisors of such party's choice before executing this Agreement.


         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day, month, and year first above written.

                                       MONTEREY PASTA COMPANY



 /s/ R. Lance Hewitt                        By: /s/ Timothy J. Ryan
------------------------                        -----------------------------
                                                   Timothy Ryan


Date:  5/26/97                              Title: Member, Board of Directors
------------------------                           --------------------------


                                            Date:          5/28/97
                                                  ---------------------------



                                            By: /s/ Van Tunstall
                                                -----------------------------
                                                   Van Tunstall


                                            Title: Member, Board of Directors
                                                   --------------------------


                                            Date:        May 26, 1997
                                                  ---------------------------